UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2016

Enhance Skin Products Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno NV	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 306--2493

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ASSET PURCHASE AGREEMENT

On October 1, 2016, the Company and Integumen Limited (“Integumen”) entered into an Asset Purchase Agreement (the “APA”). Under the APA the Company will sell substantially all of its assets to Integumen. The consideration payable to the Company is a sum equal to £3,030,000 ($3,939,000), subject to adjustment depending on the level of Enhance’ s current liabilities as at completion. The consideration is comprised of £2,715,000 ( $3,529,500), subject to any adjustment under the APA and less all sums due and owing under the secured promissory note issued by the Company to Integumen on July 7, 2016 (the “Note”), to be settled by the allotment of ordinary shares of Integumen at a price of £1 per share at par credited as fully paid, and the assumption of certain liabilities of the Company up to the value of £315,000 ($409,500 ). In addition, Integumen will assume the costs of Enhance from the date of signature of the APA until Completion and certain post completion costs.

Under the terms of the APA the Company has given Integumen customary warranties and indemnities in respect of the Company’s business and assets and the Company has received customary warranties and indemnities from Integumen in respect of Integumens’s business and assets.

The completion of the APA is subject to the Company (i) obtaining the consent of such number of shareholders as is required in order to approve the sale of its assets; (ii) complying with its obligations under the Securities and Exchange Act of 1934 in respect of the sale of its assets, including but not limited to the issue of a Schedule 14C; (iii) the release of the related party security interests on the issue of shares to related parties under the respective loan agreements, security agreements, consultancy agreements and employment agreements; and (iv) meeting other customary closing conditions.

Although the Company understands that Integumen intends to complete the above transaction and related transactions there is no guarantee that all or any of these will be completed. If Integumen is unsuccessful in acquiring the other businesses and/or concluding a fundraise, management intends to seek alternative wider strategic collaborations and in parallel pursue alternative funding structures including debt and equity finance, asset sales, licensing and marketing partnerships. The Company would seek to appoint a broker to help it identify suitable alternative collaboration partners.

The UK Pound Sterling (£) amounts have been converted into US dollars at the closing US$/£ sterling interbank spot rate on September 30, 2016 of 1.3 for the convenience of readers.

The foregoing description of APA and the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the APA which is filed as Exhibit 10.1 hereto and to the complete text of the Note which was filed as Exhibit 10.2 to the Company’s current report on Form 8-K which was filed on July 12, 2016, both of which are incorporated herein by reference.

CONSULTING AND EMPLOYEMNT AGREEMENTS

On October 1, 2016, the Company amended the consultancy and employment agreements of each member of its management team; Mr. Donald Nicholson, Mr. Samuel Asculai and Mr. Drasko Puseljic and the Services Agreement of its Director Mr. Frode Botnevik (the “Services Agreements”). The Service Agreements were amended for the period following completion of the APA to change (i) the number of hours of services to be provided by members of the management team; (ii) the compensation to be paid to members of the management team; (iii) and/or the termination fees to be paid to members of the management team.

The foregoing description of the Services Agreements does not purport to be complete and are qualified in their entirety by reference to the text of the agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5.

ITEM 8.01 – OTHER EVENTS

On October 4, 2016, the Company issued a press release providing information on the entry into the APA with Integumen. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Asset Purchase Agreement
10.2	Amendment No. 4 to Consulting Agreement
10.3	Amendment No. 4 to Consulting Agreement
10.4	Amendment No. 4 to Employment Agreement
10.5	Amendment No. 2 to Directors Services Agreement
99.1	Press release dated October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enhance Skin Products Inc.

	By:	/s/ Donald Nicholson
Donald Nicholson
President/CEO, Principal Executive Officer
Dated: October 5, 2016